LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS



	The undersigned's hereby appoints Patrick S. Lancaster and Richard G. Raymond, acting, singly, as attorneys-in-fact, with full power and authority on behalf of the undersigned to:

(1)	prepare, execute,
acknowledge, deliver and file Forms 3, 4, and 5 with respect to the securities of American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the "Company"), with the United States Securities and Exchange Commission and any national securities exchanges as required under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act");


(2)	seek or obtain information on transactions in the Company's
securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3)	perform any and all
other acts which in the discretion of such attorneys-in-fact are necessary or desirable in connection with the foregoing.

The undersigned
acknowledges that:

(1)	this Power of Attorney authorizes, but does not
require, such attorneys-in-fact to act in their discretion on information provided to such attorneys-in-fact without independent verification of such information;

(2)	any documents prepared and/or executed by such
attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)	neither the Company nor such
attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the Exchange Act, (ii) any liability of the undersigned for failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under
Section 16(b) of the Exchange Act; and

(4)	this Power of Attorney does
not relieve the undersigned from responsibility for compliance under the Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.

	This Power of Attorney shall remain
in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

	This Power of Attorney
was executed on October 11, 2004 before a notary public for the County of Wayne, State of Michigan.



/s/John S. Sofia